                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                           HAVERTY FURNITURE COMPANIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ /  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                     [LOGO]

                       HAVERTY FURNITURE COMPANIES, INC.
                             780 Johnson Ferry Road
                                   Suite 800
                             Atlanta, Georgia 30342

                         ANNUAL MEETING OF STOCKHOLDERS

                                 April 28, 2000

TO THE STOCKHOLDERS:

    Notice is hereby given that the Annual Meeting of Stockholders of Haverty Furniture Companies, Inc., a Maryland corporation (the "Company"), will be held at 10:00 A.M., on Friday, April 28, 2000, at the Harbor Court Hotel, 550 Light Street, Baltimore, Maryland 21202, for the following purposes:

    - To elect thirteen directors for terms of one year and until their successors are elected and qualified, four of whom shall be elected by holders of Common Stock and nine of whom shall be elected by holders of Class A Common Stock.

    - To conduct such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on March 15, 2000, as the record date for the determination of stockholders entitled to notice of, and to vote at the meeting.

                                          By order of the Board of Directors

                                          /s/ Jenny Hill Parker

                                          Jenny Hill Parker
                                          Vice President,
                                          Secretary and Treasurer

Atlanta, Georgia
March 21, 2000

PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES WILL BE REPRESENTED. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND PERSONALLY CAST YOUR VOTES.

                       HAVERTY FURNITURE COMPANIES, INC.
                             780 Johnson Ferry Road
                                   Suite 800
                             Atlanta, Georgia 30342

                         ANNUAL MEETING OF STOCKHOLDERS

                             ---------------------

                                PROXY STATEMENT
                             ---------------------

    The enclosed proxy is being solicited by the Board of Directors of Haverty Furniture Companies, Inc., for use at the 2000 Annual Meeting of Stockholders to be held on April 28, 2000, and at any and all adjournments or postponements thereof (the "Annual Meeting"). All shares represented by duly furnished proxies will be voted in accordance with the instructions given therein.

    Any proxy given pursuant to this solicitation may be revoked by any stockholder who attends the meeting and gives oral notice of his election to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering to the Secretary of the Company an instrument revoking it or a duly executed proxy for the same shares bearing a later date. Proxies which are returned properly executed and not revoked will be voted in accordance with the stockholder's directions specified thereon. Where no direction is specified, proxies will be voted FOR each of the matters set forth in the Notice accompanying this proxy statement. Abstentions and broker non-votes will not be counted as votes either in favor of or against the matter with respect to which the abstention or broker non-voter relates; however, with respect to any proposal other than the election of directors, abstentions and broker non-votes would have the effect of a vote against the proposal. All costs of this solicitation will be borne by the Company. In addition to the U.S. mail, proxies may be solicited by officers and employees of the Company, without remuneration, by personal interviews, telephone and facsimile.

    Only stockholders of record at the close of business on March 15, 2000, are entitled to notice of, and to vote at, the meeting. The Annual Report to Stockholders, Notice of Annual Meeting of Stockholders, this Proxy Statement and form of Proxy were first mailed to stockholders of the Company on or about
March 23, 2000.

                           OUTSTANDING CAPITAL STOCK

    As of the close of business on March 15, 2000, there were outstanding and entitled to vote at the 2000 Annual Meeting of Stockholders 16,020,011 shares of the Company's $1.00 par value Common Stock and 4,770,814 shares of the Company's $1.00 par value Class A Common Stock, the Company's only outstanding classes of voting securities.

    With respect to all stockholder matters, holders of Common Stock are entitled to one vote for each share held. With respect to the election of directors, holders of Class A Common Stock are entitled to one vote for each share held; on all other matters, holders of Class A Common Stock are entitled to ten votes for each share held.

    The holders of Common Stock and Class A Common Stock vote as separate classes in the election of directors. The holders of Common Stock are entitled to elect 25% of the members of the Board of Directors, or the nearest higher whole number that is at least 25% of the total number of directors standing for election; and holders of Class A Common Stock are entitled to elect 75% of the members of the Board of Directors, or the remaining number of directors standing for election. The Common Stock carries a dividend preference over the Class A Common Stock.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    The following information is provided with respect to all persons known to the Company to be the beneficial owners of more than five percent (5%) of the Company's Common Stock and/or Class A Common Stock as of February 29, 2000. Unless otherwise indicated, the person or entity shown possesses sole voting and investment powers with respect to the amounts shown.

                                                                          Class A
                                                       Common Stock     Common Stock
                                                       Beneficially     Beneficially
                                                        Owned and        Owned and
                Name and Address of                      Percent          Percent
                  Beneficial Owner                       of Class         of Class
                -------------------                   --------------   --------------
Rawson Haverty......................................       *             1,467,124(a)
  866 West Peachtree Street, N.W.                                           30.73%
  Atlanta, Georgia 30308-1123

Clarence H. Ridley..................................       *               435,366(b)
  191 Peachtree Street                                                       9.12%
  Atlanta, Georgia 30303

Mrs. Betty Haverty Smith............................       *               455,978(c)
  158 West Wesley Road, N.W.                                                 9.55%
  Atlanta, Georgia 30305

Frank S. McGaughey, Jr. and Ridge Partners, L.P.....       *               408,510(d)
  3180 Lemons Ridge                                                          8.56%
  Atlanta, Georgia 30339

Bank of America Corporation.........................       *               344,010(e)
  NationsBank Corporate Center                                               7.21%
  100 N. Tryon Street
  Charlotte, North Carolina 28255

Dimensional Fund Advisors, Inc......................    1,030,200(f)        *
  1299 Ocean Avenue-11(th) Floor                            6.43%
  Santa Monica, California 90401

------------

*   Less than 5% of outstanding shares of class.

------------

(a) Of this amount, Mr. Haverty has shared voting power with respect to 210,990 shares and shared voting and investment power with respect to 516,398 shares (of which 286,750 shares are held in the Company's Retirement Plan and Trust).

(b) Of this amount, Mr. Ridley has sole investment and voting power with respect to 383,452 shares, shared voting and investment power with respect to 2,654 shares, and has sole voting power with respect to 49,260 shares.

(c) The shares shown were reported to be held as of 9/13/99 by Mrs. Smith in a
    Schedule 13D filed with the Securities and Exchange Commission. Of this amount Ms. Smith has shared voting and investment power with respect to 14,720 shares.

(d) The shares shown were reported to be held as of 12/31/99 by Frank S. McGaughey, Jr. and Ridge Partners, L.P. ("Ridge Partners") in a
    Schedule 13G filed with the Securities and Exchange Commission.
    Mr. McGaughey is the general partner of Ridge Partners and disclaims beneficial ownership of the shares beneficially owned by Ridge Partners, except to the extent of his partnership interest.

(e) The shares shown were reported to be held beneficially as of 12/31/99 by Bank of America Corporation in a Schedule 13G filed with the Securities and Exchange Commission. The amount shown includes 210,990 shares for which Mr. Haverty has shared voting power and 42,584 shares for which he has shared investment and voting power. Accordingly, these shares are also included in Mr. Haverty's beneficial ownership.

(f) The shares shown were reported to be held beneficially as of 12/31/99 by Dimensional Fund Advisors, Inc. in a Schedule 13G filed with the Securities and Exchange Commission. Dimensional Fund Advisors, Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds." In its role as investment advisor and investment manager, Dimensional possesses both voting and investment power over the shares shown in this schedule that are owned by the Funds. All securities reported in this schedule are owned by the Funds, and Dimensional disclaims beneficial ownership of such securities.

    The following information is provided with respect to the number of shares of the Company's Common Stock and/or Class A Common Stock beneficially owned as of February 29, 2000, by (i) an executive officer who is not a director or nominee and is named in the Summary Compensation Table and (ii) all executive officers and directors as a group. Unless otherwise indicated, the person or entity shown possesses sole voting and investment powers with respect to the amounts shown.

                                                                          Class A
                                                          Common           Common
                                                          Stock            Stock
                                                       Beneficially     Beneficially
                                                        Owned and        Owned and
                 Name or Number of                       Percent          Percent
                  Persons in Group                       of Class         of Class
                 -----------------                    --------------   --------------
Dennis L. Fink......................................      177,057(a)       --
                                                            1.11%

17 Executive Officers and Directors as a Group......    2,189,321(b)     2,254,764(c)
                                                           13.67%           47.23%

------------

*   Less than 1% of outstanding shares of class.

------------

(a) This amount includes unexercised options to purchase 133,847 shares which are presently exercisable or which will become exercisable on or before April 30, 2000.

(b) Of this amount, the persons included in this group have shared voting and investment power with respect to 246,286 shares (which includes 68,238 shares held in the Company's Retirement Plan and Trust) and shared voting power with respect to 328,485 shares which represent the shares held in the Company's 401(k) Plan. This amount also includes 750,270 shares which may be acquired upon the exercise of options which are presently exercisable or which will become exercisable on or before April 30, 2000.

(c) Of this amount, the persons included in this group have shared voting and investment power with respect to 524,692 shares (which includes 286,750 shares held in the Company's Retirement Plan and Trust), shared voting power with respect to 210,990 shares and sole voting power with respect to 49,260 shares.

                   PROPOSALS 1 AND 2 -- ELECTION OF DIRECTORS

    The Company's Articles of Incorporation, as amended, provide for the Board of Directors to be elected annually, with stockholders of each of the two classes of common stock voting separately by class. The holders of Common Stock of the Company are entitled to elect 25% of the members of the Board of Directors, or the nearest higher whole number that is at least 25% of the total number of directors standing for election; and the holders of Class A Common Stock of the Company are entitled to elect 75% of the members of the Board of Directors, or the remaining number of directors standing for election.

    The Board of Directors has nominated thirteen persons for election as directors at the 1999 Annual Meeting of Stockholders, four of whom will be elected by the holders of Common Stock and nine of whom will be elected by the holders of Class A Common Stock.

    Unless otherwise instructed, it is intended that proxies will be voted FOR the election of the thirteen nominees named below. A plurality of all votes cast at the meeting by the holders of Class A Common Stock is sufficient for the election of the nine nominees standing for election by the holders of that class. A plurality of all votes cast at the meeting by the holders of Common Stock is sufficient for the election of the four nominees standing for election by the holders of that class.

    Based on information supplied by them, set forth below is certain information concerning the nominees for election by holders of Class A Common Stock and the nominees for election by holders of Common Stock. Unless otherwise indicated, the amounts shown represents the number of shares over which the person has sole voting and investment powers as of February 29, 2000. Ownership which is less than 1% of the total outstanding class is designated with an asterisk (*).

NOMINEES FOR ELECTION BY HOLDERS OF CLASS A COMMON STOCK

                                                                         SECURITY OWNERSHIP
                                                                        AND PERCENT OF CLASS
                                                                       -----------------------
                                                                                      CLASS A
      NAME AND YEAR                                                     COMMON        COMMON
 FIRST BECAME A DIRECTOR     AGE           PRINCIPAL OCCUPATION         STOCK          STOCK
-------------------------  --------   -------------------------------  --------      ---------
Rawson Haverty (a)            79      Chairman of the Board of         471,072(b)    1,467,124(c)
  1947                                Company since 1984; President      2.94%          30.73%
                                      (1955-1984) and Chief Executive
                                      Officer (1955-1990)

Clarence H. Ridley (d)        57      Partner of King & Spalding,       45,203(e)      435,366(f)
  1979                                Attorneys, since 1977               *              9.12%

Fred J. Bates                 64      Regional Manager and General      99,280(g)       79,646
  1981                                Manager of Company's Dallas,        *              1.67%
                                      Texas, operations since 1979

John E. Slater, Jr.           65      President and Chief Executive    249,633(h)        7,416(i)
  1983                                Officer of Company since 1994;     1.56%           *
                                      Executive Vice President
                                      (1993-1994) and Chief Operating
                                      Officer (1992-1994); Senior
                                      Vice President (1987-1993)

Lynn H. Johnston (j)          69      Retired; Chairman of the Board    64,400(k)          600
  1986                                of ING America Life Corporation     *              *
                                      (1983-1994); Chairman of the
                                      Board and Chief Executive
                                      Officer of Life Insurance
                                      Company of Georgia (1983-1994)

Clarence H. Smith (l)         49      Senior Vice President and         82,802(m)       78,364(n)
  1989                                General Manager, Stores, of         *              1.64%
                                      Company since 1996; Vice
                                      President, Operations and
                                      Development (1994-1996); Vice
                                      President (1984-1994); Regional
                                      Manager and General Manager of
                                      Company's Atlanta, Georgia,
                                      operations (1986-1994)

Rawson Haverty, Jr. (o)       43      Senior Vice President, Real      125,544(p)      158,424(q)
  1992                                Estate and Development of           *              3.32%
                                      Company since 1998; Vice
                                      President, Real Estate and
                                      Insurance Divisions (1992-1998)

Frank S. McGaughey, III       51      Partner of Powell, Goldstein,    378,841(r)       --
  1995                                Frazer & Murphy, Attorneys,        2.36%
                                      since 1980                          *

M. Tony Wilkerson             54      Senior Vice President,           122,921(s)          630(t)
  1999                                Marketing of Company since          *              *
                                      1994; Vice President,
                                      Merchandising (1990-1994);
                                      Regional Manager Western Region
                                      operations (1990-1992)

---------------

(a) Rawson Haverty is the father of Rawson Haverty, Jr., and uncle of Clarence
    H. Ridley and Clarence H. Smith.

(b) Of this amount, Mr. Haverty has shared voting and investment power with respect to 188,930 shares of which 68,238 shares are held in the Company's Retirement Plan and Trust. The shares shown also include 140,000 shares which may be acquired upon the exercise of options which are presently exercisable or which will become exercisable on or before April 30, 2000.

(c) Of this amount, Mr. Haverty has shared voting and investment power with respect to 727,388 shares of which 286,750 shares are held in the Company's Retirement Plan and Trust.

(d) Mr. Ridley is the nephew of Rawson Haverty and first cousin of Clarence H. Smith and Rawson Haverty, Jr.

(e) Of this amount, Mr. Ridley has shared voting and investment power with respect to 2,654 shares. This amount also includes unexercised options to purchase 30,000 shares.

(f) Of this amount, Mr. Ridley has shared voting and investment power with respect to 2,654 shares and sole voting power with respect to 49,260 shares.

(g) This amount includes 8,861 shares which may be acquired upon the exercise of options which are presently exercisable or which will become exercisable on or before April 30, 2000.

(h) Of this amount, Mr. Slater has shared voting and investment power with respect to 50,802 shares. The shares shown include 96,198 shares which may be acquired upon the exercise of options which are presently exercisable or which will become exercisable on or before April 30, 2000.

(i) Of this amount, Mr. Slater has shared voting and investment power with respect to 300 shares.

(j) Mr. Johnston is a director of ING America Insurance Holdings.

(k) This amount includes unexercised options to purchase 30,000 shares.

(l) Clarence H. Smith is the nephew of Rawson Haverty and first cousin of Clarence H. Ridley and Rawson Haverty, Jr.

(m) Of this amount, Mr. Smith has shared voting and investment power with respect to 3,900 shares. The shares shown include 16,800 shares which may be acquired upon the exercise of options which are presently exercisable or which will become exercisable on or before April 30, 2000.

(n) Of this amount, Mr. Smith has shared voting and investment power with respect to 1,450 shares.

(o) Rawson Haverty, Jr., is the son of Rawson Haverty and first cousin of Clarence H. Ridley and Clarence H. Smith.

(p) This amount includes 68,800 shares which may be acquired upon the exercise of options which are presently exercisable or which will become exercisable on or before April 30, 2000.

(q) Of this amount, Mr. Haverty has shared voting and investment power with respect to 2,450 shares.

(r) Of this amount, in his capacity as Chairman of the Employee Benefits and Stock Option Committee, Mr. McGaughey has voting power with respect to 328,485 shares held in the Company's 401(k) Plan and Trust. This amount also includes unexercised options to purchase 30,000 shares.

(s) This amount includes 34,723 shares which may be acquired upon the exercise of options which are presently exercisable or which will be come exercisable on or before April 30, 2000.

(t) Of this amount, Mr. Wilkerson has shared voting and investment power with respect to 240 shares.

NOMINEES FOR ELECTION BY HOLDERS OF COMMON STOCK

                                                                        SECURITY OWNERSHIP
                                                                          AND PERCENT OF
                                                                               CLASS
                                                                        -------------------
                                                                                   CLASS A
      NAME AND YEAR                                                      COMMON     COMMON
 FIRST BECAME A DIRECTOR     AGE            PRINCIPAL OCCUPATION         STOCK      STOCK
-------------------------  --------   --------------------------------  --------   --------
Robert R. Woodson (a)         67      Retired; Chairman of the Board     85,132(b)  18,000
  1987                                of John H. Harland Company           *          *
                                      (1992-1997); President
                                      (1984-1995); Chief Executive
                                      Officer (1990-1995)

Phillip Humann (c)            54      Chairman of the Board,             60,287(d)   --
  1992                                President, and Chief Executive       *
                                      Officer, SunTrust Banks, Inc.
                                      since 1998; President since 1991

John T. Glover (e)            52      President, Post Properties,        33,026(f)   --
  1996                                Inc., since 1984                     *

Mylle B. Mangum (g)           51      Chief Executive Officer, MMS        6,954(h)   --
  1999                                Incentives since June 1999;          *
                                      Senior Vice President, Expense
                                      Management and Strategic
                                      Planning, CWT Holdings, Inc.
                                      (1997-1999); Executive Vice
                                      President, Strategic Management,
                                      member of Board of Directors and
                                      Executive Committee, Holiday Inn
                                      Worldwide (1992-1997)

------------

(a) Mr. Woodson is a director of Allied Holdings, Inc.

(b) This amount includes unexercised options to purchase 30,000 shares.

(c) Mr. Humann is a director of Coca-Cola Enterprises, Inc., Equifax, Inc., and SunTrust Banks, Inc.

(d) This amount includes unexercised options to purchase 30,000 shares.

(e) Mr. Glover is a director of Post Properties, Inc.

(f) This amount includes unexercised options to purchase 24,000 shares.

(g) Ms. Mangum is a director of Scientific Atlanta, Inc., Reynolds Metals Company and
    Payless ShoeSource, Inc.

(h) This amount includes unexercised options to purchase 6,000 shares.

BOARD COMMITTEES AND ATTENDANCE

    The Company has a standing Audit Committee composed of John T. Glover, Chairman, Robert R. Woodson and Mylle B. Mangum. The Audit Committee, which held two meetings during fiscal 1999, performs the following functions: recommends independent certified public accountants to be engaged as auditors of the Company; approves the fees of the Company's auditors; reviews with the independent auditors the plan and results of the auditing engagement; reviews the scope and results of the Company's procedures for internal auditing; and reviews the adequacy of the Company's system of internal accounting controls.

    The Executive Committee is composed of Rawson Haverty, Chairman, Clarence H. Ridley, L. Phillip Humann, Lynn H. Johnston and John E. Slater, Jr. The Executive Committee held four meetings during fiscal 1999.

    The Company has no standing compensation committee; however, the Executive Committee determines salary and bonus arrangements for certain personnel, including the executive officers. See "Report of Executive Committee on Executive Compensation."

    The Company has an Employee Benefits and Stock Option Committee (the "Benefits and Option" Committee), composed of non-employee directors appointed by the Board, which functions include the administering of the Company's qualified and non-qualified stock option plans and the employee stock purchase plan. Present members of the Benefits and Option Committee are Frank S. McGaughey, III, Chairman, Lynn H. Johnston and Robert R. Woodson. The Benefits and Option Committee also serves as Administrator for all formal employee benefit plans of the Company and oversees and gives guidance for all other employee benefit programs and policies of the Company. The Benefits and Option Committee held one meeting during fiscal 1999.

    The Company has no standing nominating or other standing committee performing similar functions.

    The Board of Directors held a total of four meetings during fiscal 1999. Each incumbent director attended at least 75% of the aggregate of all meetings held by the Board of Directors and by committees of the Board on which the director served during the director's period of service.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain officers and persons who own more than 10% of the outstanding Class A Common Stock or Common Stock of the Company, to file with the Securities and Exchange Commission reports of changes in ownership of the Class A Common Stock or Common Stock of the Company held by such persons. Officers, directors and greater than 10% stockholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required during the fiscal year ended December 31, 1999, the Company's officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to them.

                             EXECUTIVE COMPENSATION

    The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and each of the four other most highly compensated officers of the Company (determined as of the end of the last fiscal year) (hereinafter referred to as the "Named Executive Officers") for the fiscal years ended December 31, 1999, 1998 and 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                               LONG TERM
                                                                                              COMPENSATION
                                                                                              ------------
                                                                ANNUAL COMPENSATION              AWARDS
                                                         ----------------------------------   ------------
                                                                                  OTHER        SECURITIES        ALL
                                                                                  ANNUAL       UNDERLYING       OTHER
                  NAME AND                                SALARY     BONUS     COMPENSATION     OPTIONS      COMPENSATION
             PRINCIPAL POSITION                 YEAR       ($)       ($)(A)       ($)(B)          (#)           ($)(C)
--------------------------------------------  --------   --------   --------   ------------   ------------   ------------
John E. Slater, Jr..........................    1999     325,000    375,000       3,000          25,000         3,200
  President and Chief Executive Officer         1998     275,000    300,000       3,000          10,000         3,200
  (since 4/1/94)                                1997     225,000    275,000       3,000          50,000         3,000

Dennis L. Fink..............................    1999     240,000    260,000          --          25,000         3,200
  Executive Vice President and Chief            1998     200,000    175,000          --          10,000         3,200
  Financial Officer                             1997     180,000    150,000          --          25,000         3,000
                                                                                                                3,000

Clarence H. Smith...........................    1999     200,000    200,000       3,000          25,000         3,200
  Senior Vice President and General Manager,    1998     180,000    140,000       3,000           8,000         3,200
  Stores                                        1997     150,000    120,000       3,000          20,000         3,000

M. Tony Wilkerson...........................    1999     200,000    200,000       3,000          20,000         3,200
  Senior Vice President, Marketing              1998     180,000    140,000          --           8,000         3,200
                                                1997     150,000    120,000          --          20,000         3,000

Rawson Haverty, Jr..........................    1999     165,000    185,000       3,000          20,000         3,200
  Senior Vice President, Real Estate and        1998     150,000    120,000       3,000           8,000         3,200
  Development                                   1997     120,000    100,000       3,000          20,000         3,000

-------------

(a) The amount shown represents the total bonus awarded to the Named Executive Officer including any portion deferred under the Havertys Top Hat Mutual Fund Option Plan (see Mutual Fund Option Plan).

(b) The amounts shown represent the annual retainer fees paid to those named Executive Officers who are also directors for their services on the Company's Board of Directors. One-half of the amount shown was paid in shares of the Company's Common Stock equal to one-half of the annual retainer fee as required by the Directors' Compensation Plan adopted by the Board of Directors and approved by stockholders in 1996.

(c) The amounts shown represent Company contributions to the account of the Named Executive Officer pursuant to the Company's 401(k) Plan.

STOCK OPTION PLANS

    The following table provides certain information concerning individual grants of stock options made under the Company's 1998 Stock Option Plan during the fiscal year ended December 31, 1999, to each of the Named Executive
Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                               ALTERNATIVE
                                                                                                GRANT DATE
                                                       INDIVIDUAL GRANTS                         VALUE(B)
                                    -------------------------------------------------------   --------------
                                                    % OF TOTAL                                  GRANT DATE
                                      NUMBER OF      OPTIONS                                  PRESENT VALUE
                                     SECURITIES     GRANTED TO                                (USING BLACK-
                                     UNDERLYING     EMPLOYEES     EXERCISE OR                 SCHOLES OPTION
                                       OPTIONS      IN FISCAL     BASE PRICE     EXPIRATION   PRICING MODEL)
NAME                                GRANTED(#)(A)      YEAR      ($ PER SHARE)      DATE           ($)
----                                -------------   ----------   -------------   ----------   --------------
John E. Slater, Jr................      25,000         4.3%          13.875       10-21-09       141,500

Dennis L. Fink....................      25,000         4.3%          13.875       10-21-09       141,500

Clarence H. Smith.................      25,000         4.3%          13.875       10-21-09       141,500

M. Tony Wilkerson.................      20,000         3.4%          13.875       10-21-09       113,200

Rawson Haverty, Jr................      20,000         3.4%          13.875       10-21-09       113,200

------------

(a) These options vest in annual increments of 25% beginning October 21, 2000, except for those issued to Mr. Slater which are vested 100% due to the acceleration of vesting for optionees reaching age 65.

(b) These amounts are the result of calculations based upon the Black-Scholes pricing model. Actual gains, if any, on stock option exercises are dependent on future performance of the Common Stock and overall market conditions. There can be no assurance that the amounts reflected in this column will be achieved or if achieved, will exist at the time of any option exercise.

    Assumptions Used for Black-Scholes Model:

        Grant Date.....................   10-21-99    Contractual Term (Years):           10
        Risk-Free Rate (i):............       6.5%    Expected Life (Years):               6
        Exercise Price:................  $  13.875    Dividend Yield:                   1.3%
        Share Price on Grant Date:.....  $  13.875    Black-Scholes Option Value:      $5.66
        Volatility (ii):...............      35.9%

       (i) Based on US Stripped Treasury Securities with similar maturities to the expected life of the option term.

       (ii) Based on 334 consecutive beginning-of-week stock prices.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

    The following table provides certain information concerning the exercise of stock options during the fiscal year ended December 31, 1999, by the Named Executive Officers and the fiscal year end value of unexercised options held by such persons under the Company's 1988 Incentive Stock Option Plan, 1993 Non-Qualified Stock Option Plan and 1998 Stock Option Plan:

                              OPTIONS EXERCISED IN                       ALL OUTSTANDING OPTIONS
                                      1999             -----------------------------------------------------------
                             -----------------------      NUMBER OF SECURITIES
                                SHARES       VALUE       UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED IN-THE-
                             ACQUIRED ON    REALIZED        OPTIONS AT FISCAL           MONEY OPTIONS AT FISCAL
NAME                         EXERCISE (#)     ($)             YEAR END (#)                 YEAR END ($) (A)
----                         ------------   --------   ---------------------------   -----------------------------
                                                       EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
                                                       -----------   -------------   ------------   --------------
John E. Slater, Jr.........      33,600     237,938       86,410        48,590          297,601         287,083

Dennis L. Fink.............      31,000     122,344      116,206        76,294          736,275         259,035

Clarence H. Smith..........      32,000     326,862       16,800        52,200           81,374         120,499

M. Tony Wilkerson..........          --          --       34,046        47,200          204,723         120,499

Rawson Haverty, Jr.........      40,000     318,750       68,800        47,200          425,749         120,499

------------

    (a) Dollar values were calculated by determining the difference between the fair market value of the underlying securities at year end and the exercise price of the options.

RETIREMENT PLAN

    The Company maintains a tax-qualified, non-contributory defined benefit retirement plan (the "Retirement Plan"). All employees of the Company are eligible to participate upon completion of one year of service and reaching age
21. Officers are eligible to participate in the Retirement Plan, but directors are not eligible unless they are also full-time employees. Annual contributions to the Retirement Plan are made in amounts determined by the Retirement Plan's actuaries to be sufficient to fund the benefits to be paid and to meet regulatory requirements.

    The Retirement Plan provides for the payment of fixed monthly benefits upon an employee's normal retirement at age 65. Benefits may also be paid upon early retirement as provided in the Retirement Plan. Benefits upon retirement are based upon years of service (up to a maximum of 40 years for calculating such benefits) and final average earnings. "Final average earnings" means the average annual earnings for the five consecutive years in which a participant had the highest earnings during the last ten years of employment. Compensation for purposes of computing annual benefits under the Retirement Plan includes basic salary, wages, overtime pay, bonuses, commissions, amounts contributed to the 401(k) plan by the employee and other direct compensation included in the IRS Form W-2.

    The table below illustrates the estimated annual benefits payable upon retirement under the Retirement Plan to persons in specified years of service and compensation categories. The benefits shown are straight-life annuities and are based upon an assumed retirement during 2000. The compensation amounts shown are compensation in the final year of employment.

For purposes of determining final average earnings, a 5% per year increase in earnings was used for prior years.

                                                            YEARS OF SERVICE
1999                                -----------------------------------------------------------------
COMPENSATION                           15         20         25         30         35      40 OR MORE
------------                        --------   --------   --------   --------   --------   ----------
$ 50,000.........................   $ 4,868    $  6,491   $  8,114   $  9,737   $ 11,359    $ 12,982
  100,000........................    12,369      16,492     20,615     24,738     28,861      32,984
  150,000........................    19,870      26,493     33,117     39,740     46,363      52,987
  200,000*.......................    27,371      36,494     45,618     54,742     63,865      72,989
  250,000*.......................    34,872      46,495     58,119     69,743     81,367      92,991
  300,000*.......................    42,372      56,497     70,621     84,745     98,869     112,993
  350,000*.......................    49,873      66,498     83,122     99,746    116,371     132,995*
  400,000*.......................    57,374      76,499     95,623    114,748    133,873*    152,997*
  450,000*.......................    64,875      86,500    108,125    129,750    151,375*    173,000*
  500,000*.......................    72,376      96,501    120,626    144,751*   168,877*    193,002*
  550,000*.......................    79,876     106,502    133,127*   159,753*   186,378*    213,004*

------------

* Under existing federal laws, earnings used to calculate benefits under the Retirement Plan may not exceed $160,000 for 1999 and $170,000 for 2000. Also, annual benefits under the Retirement Plan may not exceed $130,000 for 1999 and $135,000 for 2000, regardless of the benefit amount otherwise produced by the Retirement Plan formula. These limits are subject to future adjustments for cost of living increases. Annual benefits in the above table do not reflect either of these limits, and are in addition to any amounts payable from Social Security.

    The years of service accrued to the Named Executive Officers are as follows:

                                                           YEARS OF SERVICE
                                                               ACCRUED
EMPLOYEE                                                    AS OF 12/31/99
--------                                                  ------------------
John E. Slater, Jr......................................          43
Dennis L. Fink..........................................           7
M. Tony Wilkerson.......................................          23
Clarence H. Smith.......................................          26
Rawson Haverty, Jr......................................          16

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

    On November 3, 1995, the Board of Directors adopted a non-qualified Supplemental Executive Retirement Plan (the "Plan"), effective January 1, 1996, for the benefit of those employees whose retirement benefits would otherwise be reduced by the limitation imposed by federal pension law and I.R.S. regulations on the amount of compensation that may be taken into account in computing benefits under a defined benefit retirement plan. Federal pension law and I.R.S. regulations currently prohibit providing benefits on annual compensation above $160,000 for 1999 and $170,000 for 2000. Under the provisions of the 1996 Supplemental Plan, participation in the Plan will be automatic for any employee who has pay that cannot be included in computing benefits under the Company's defined benefit Retirement Plan because it exceeds the I.R.S. limit; however, the total amount of annual retirement benefits that may be paid to an eligible participant in the Plan from all sources (Retirement

Plan, Social Security and the 1996 Supplemental Plan) may not exceed $125,000. [See "Retirement Plan" (p. 12) for information on the amount of benefits which the Named Executive Officers are eligible to receive upon retirement.]

MUTUAL FUND OPTION PLAN

    On January 15, 1999, the Board of Directors adopted the Havertys Top Hat Mutual Fund Option Plan ("the Plan"). The Plan covers certain executives and employees as designated by the Executive Committee of the Board of Directors. The Plan is designed to accumulate retirement funds for selected employees, including the executive officers. The Plan allows participants to defer up to 100% of their bonus compensation in exchange for an option to buy selected mutual funds at a discount equal to the bonus he or she would have otherwise received. The Plan required participants to defer 100% of their 1998 awarded bonus compensation and subsequent bonuses are deferable, all or in part, by advance election by covered employees. The Plan is administered by the Company.

AGREEMENTS WITH EXECUTIVES REGARDING CHANGE IN CONTROL

    On February 7, 1997, the Board of Directors approved an agreement (the "Agreement" or "Agreements") between the Company and certain executive officers of the Company, including each of the Named Executive Officers. These Agreements provide for certain cash payments and continuation of benefits in the event of a Change in Control or Potential Change in Control of the Company, as defined in the Agreement. Generally, a "Change in Control" shall be deemed to have occurred if (i) any person becomes a beneficial owner of 20% or more of the combined voting power of the Company's outstanding securities (other than Rawson Haverty, Mrs. Betty Haverty Smith, Clarence H. Ridley, John Rhodes Haverty, M.D., and Frank S. McGaughey, Jr., and their spouses, lineal descendants, heirs, administrators or representatives), or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director approved by two-thirds of the directors then in office cease for any reason to constitute a majority of the Board of Directors, or (iii) the stockholders of the Company approve a merger or statutory share exchange with any other corporation (other than a transaction which results in the Company's outstanding voting securities prior thereto continuing to represent at least 75% of the combined voting power of the Company's outstanding securities, or a transaction in which no person acquires more than 50% of the combined voting power of the Company's outstanding securities), or (iv) the shareholders of the Company approve a plan of complete liquidation or an agreement for the sale or disposition of all or substantially all of the Company's assets. Messrs. John E. Slater, Jr., Dennis L. Fink, M. Tony Wilkerson and Clarence H. Smith have entered into agreements providing for the following:

    Upon termination of the Executive's employment following a Change in Control and during the term of the Agreement, unless termination is for cause, by reason of death, disability or retirement, or by the Executive without "Good Reason" as defined in the Agreement, or if termination occurs prior to a Change in Control but following a Potential Change in Control in which the Company has entered into an agreement the consummation of which will constitute a Change in Control, the Company will:

    (a) pay to the Executive a lump sum severance payment in cash equal to the sum of (1) the higher of two times the Executive's annual base salary in effect immediately prior to the event upon which the notice of termination is based or two times the average of the Executive's annual base salary for the three years immediately prior to the event upon which the notice of termination is based, and (2) the higher of two times the amount paid to the Executive as an annual discretionary bonus in the year preceding the year in which the date of termination occurs or two times the average amount paid in the three years preceding that in which the date of termination occurs;

    (b) pay to the Executive a lump sum amount in cash equal to the sum of any annual discretionary bonus which has been allocated or awarded to the Executive for a complete fiscal year preceding the date of termination but has not yet been paid and a pro rata portion of an annual discretionary bonus for the fiscal year in which the date of termination occurs (based upon the discretionary bonus paid or awarded in the most recently completed fiscal year);

    (c) at the option of the Executive, repurchase of all options held by the Executive for a lump sum amount in cash equal to the product of the spread (the value of one share of stock less the per share exercise price) times the number of shares covered by each option. The value of the stock for purposes of determining the spread shall be the higher of the current market value per share or the highest per share price paid for shares within the six months preceding or after any Change in Control;

    (d) for 24 months after the date of termination, arrange to provide the Executive with life, disability, accident and health insurance benefits substantially similar to those which the Executive is receiving immediately prior to the notice of termination.

    In addition, following a Change in Control and during the term of the Agreement, during any period that the Executive fails to perform full-time duties as a result of incapacity due to physical or mental illness, the Company will pay the Executive's full salary together with all compensation and benefits payable to the Executive until the Executive's employment is terminated by the Company for disability. If the Executive's employment is terminated for any reason following a Change in Control and during the term of the Agreement, the Company will pay the Executive's full salary through the date of termination together with all compensation and benefits payable through the date of termination, and will pay the Executive's normal post-termination compensation and benefits as such payments become due in accordance with the Company's retirement, insurance and other compensation or benefit plans or programs.

    Rawson Haverty, Jr., has also entered into an Agreement with the Company on identical terms and conditions described above, except that the severance payments with respect to annual base salary and bonus shall be with respect to one year's base salary and one year's annual bonus (or the average of the annual salary and the annual bonus over the previous three years, whichever is higher) as opposed to twice such amounts, and post-termination insurance benefits shall be provided for 12 months after termination as opposed to 24 months.

    The Company may reduce payments under any Agreement in accordance with provisions of the Agreement in order to insure that the total payments to an Executive will be deductible pursuant to Section 280G of the Internal Revenue Code of 1986, as amended. The term of each Agreement commenced on January 1, 1997, and will continue in effect through December 31, 1997, renewing on January 1, 1998, and each January 1 thereafter for a period of one year unless earlier terminated under the Agreement or in the event a Change of Control occurs prior to such January 1. If a Change in Control occurs during the term of the Agreement, the Agreement will continue in effect for a period of not less than 36 months beyond the month in which the Change in Control occurred.

COMPENSATION OF DIRECTORS

    Annual retainer fees to directors, paid semi-annually each year on May 1 and November 1, total $3,000 for employee directors and $15,000 for non-employee directors. Pursuant to the Directors' Compensation Plan adopted by the Board of Directors and approved by stockholders in 1996, the semi-annual portion of the annual retainer fee to be paid on May 1 each year shall be paid in shares of the Company's $1 par value Common Stock equal to the fair market value of such stock at the close of the market on that day. At the election of the director, the remaining portion of the annual retainer fee may be paid in shares of Common Stock. In addition to the annual retainer, each non-employee director receives a fee of $600 for attendance at each Board meeting and each meeting of a Board committee on which he or she serves, except that a non-employee director who serves as chairman of a Board committee receives $700 for attendance at each meeting of the committee which he chairs.

    The Company maintains a Directors' Deferred Compensation Plan that permits all directors who choose participation in the Plan to defer to a future date receipt of payment of retainer fees and/or meeting fees (meeting fees being applicable only to non-employee directors) which would otherwise be paid in cash or in shares of Common Stock for their services as directors and members of committees of the Board of Directors. Under the Plan, such deferred fees (to be accrued in a director's account in the form of an equivalent number of shares of Common Stock and/or cash), plus accrued interest (at a rate determined annually by the Executive Committee in accordance with the Plan), shall be distributed in the future to a director in one lump sum or in no more than ten equal annual installments on the date or dates that had been pre-determined and elected by such director upon his or her initial election to participate in the Plan, or in accordance with the terms of the Plan. Five directors will participate in the Plan in 2000.

    Pursuant to an automatic grant provision under the Company's 1998 Stock Option Plan, the Plan authorizes that each non-employee director of the Company be granted, on a pre-determined date annually, an option to purchase 6,000 shares of Common Stock at an exercise price equal to 100% of the fair market value of such stock on the date of grant. On October 29, 1999, options were granted to the seven non-employee directors of the Company covering an aggregate of 42,000 shares of Common Stock at an exercise price per share of $13.75. Such options were granted to John T. Glover, L. Phillip Humann, Lynn H. Johnston, Mylle B. Mangum, Frank S. McGaughey, III, Clarence H. Ridley and Robert R. Woodson.

ADDITIONAL INFORMATION WITH RESPECT TO COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

    Although the Company does not have a Compensation Committee of the Board of Directors, the Executive Committee has performed the function of determining executive officer compensation. During the fiscal year ended December 31, 1999, the Executive Committee was comprised of five members: Rawson Haverty, Chairman of the Board; John E.

Slater, Jr., President and Chief Executive Officer, Clarence H. Ridley, L. Phillip Humann, and Lynn H. Johnston.

    L. Phillip Humann, a director the Company and a member of the Executive Committee of the Board of Directors, is Chairman of the Board of Directors, President, and Chief Executive Officer of SunTrust Banks, Inc. SunTrust
Banks, Inc. and its subsidiaries provide commercial banking, trust and transfer agent services to the Company on terms comparable to other customers similarly situated. As of December 31, 1999, the Company's indebtedness to SunTrust Banks, Inc. totaled $81.8 million.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    See "Additional Information with Respect to Compensation Committee Interlocks and Insider Participation in Compensation Decisions" above, which describes certain business relationships between the Company and certain of its directors.

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT IN, WHOLE OR IN PART, THE FOLLOWING REPORT OF EXECUTIVE COMMITTEE ON EXECUTIVE COMPENSATION AND THE STOCKHOLDER RETURN PERFORMANCE GRAPH SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

            REPORT OF EXECUTIVE COMMITTEE ON EXECUTIVE COMPENSATION

    The Company has no standing compensation committee; however, the Executive Committee of the Board of Directors determines salary and bonus arrangements for all executive officers of the Company, including the Chief Executive Officer. The Executive Committee is composed of Rawson Haverty, Chairman of the Board, John E. Slater, Jr., President and Chief Executive Officer, Clarence H. Ridley,
L. Phillip Humann, and Lynn H. Johnston.

    The Executive Committee (the "Committee") reviews and approves the proposed compensation of the Company's Chief Executive Officer and all other corporate officers and considers management succession and related matters. In addition, the Committee reviews all awards made to executives under the Company's stock plans and its other incentive compensation plans.

    Under the supervision of the Committee, the Company has developed and implemented compensation policies, plans and programs that seek to enhance the profitability of the Company, and thus stockholder value, by aligning closely the financial interests of the Company's executives with those of its stockholders. The objectives of the Company's compensation program are to:

    - Support the achievement of the Company's strategic operating objectives;

    - Provide compensation that will attract and retain superior talent and reward the executives based upon Company and individual performance;

    - Align the executives' financial interests with the success of the Company by placing a substantial portion of pay at risk (i.e., payout that is dependent upon Company and individual performance); and

    - Provide a strategic balance among short, medium and long-term compensation such that it encourages a balanced perspective on the part of the executive between short-term profit goals and long-term value creation.

    The Company's executive compensation program consists of base salary, annual cash incentive compensation in the form of performance bonuses, long-term incentive compensation in the form of stock options, supplemental executive benefits and various other benefits, including life and medical insurance plans.

    BASE SALARIES: It is the Committee's objective to maintain base salaries that are reflective of the financial performance of the Company and the individual executive's experience, responsibility level and performance, and that are competitive with the salary levels offered to executives sought out by other companies engaged in the same or similar lines of business with revenues in a range comparable to those of the Company and companies of similar size and complexity of operations. The Committee intends to monitor the salaries of all corporate officers annually and to make any adjustments it deems necessary and appropriate.

    BONUSES: For fiscal 1999, the annual bonuses available to the Company's market area and regional managers and corporate executive officers were based upon quantitative measures of the Company's financial performance as measured by profits before bonuses, LIFO provision and income taxes ("corporate profits"). Market area and regional manager bonuses are based on a pre-set formula related to annual profits produced in such area or region. Bonus amounts for executive officers, department heads and other key persons are based on the profits of the Company and assessment of individual contribution. These bonuses are determined subjectively by the Executive Committee.

    Total bonuses earned for fiscal year 1999 by 90 individuals amounted to $4,510,000, an increase of $1,261,000, or 38.8%, as compared to the 1998 bonuses. Of this amount 27.1% was earned by the five officers holding the five most highly compensated positions during fiscal year 1999.

    In 1997, corporate profits increased 7.7% from the prior year, and net income of the Company increased 9.3%, as compared to an overall increase in bonuses of 6.5%. In 1998, corporate profits increased 24.7% from the prior year, and net income of the Company increased 25.8%, as compared to an overall increase in bonuses of 25.0%. In 1999, corporate profits increased 56.3% from the prior year, and net income of the Company increased 62.8%, as compared to an overall increase in bonuses of 38.8%.

    EQUITY INCENTIVES: The Company's 1998 Stock Option Plan currently is the basis for the Company's long-term incentive plan for executives and key employees. The purpose of the 1998 Stock Option Plan is to promote the interests of the Company and its shareholders by providing officers and other employees (including directors who are employees) of the Company with appropriate incentives and rewards to encourage them to enter into and continue in the employ of the Company and to acquire a proprietary interest in the long-term success of the Company.

    During fiscal year 1999, option awards were made to approximately 173 of the Company's employees covering an aggregate of 585,600 shares of Common Stock including the named executive officers. All options were granted with an exercise price equal to the fair market value of the Company's Common Stock at the date of grant and have a term of ten years. The options become exercisable beginning up to one year from the date of grant with annual vesting schedules based on the number of shares per individual grant. Grants of under 2,000 shares vest within one year; grants of 2,000 up to 5,000 shares vest ratably over two years; grants of 5,000 up to 10,000 shares vest 30%, 30% and 40% over three years; and grants of 10,000 or more shares vest ratably over four years. Additionally, vesting is accelerated for optionees reaching age 65, such that any remaining options are fully vested.

    CHIEF EXECUTIVE OFFICER: In setting the Chief Executive Officer's compensation, the Committee considers salary, bonus and stock options as discussed above. The principal burden of corporate management decisions is carried by a Management Committee that is appointed by the Chief Executive Officer and which is currently comprised of those officers holding the positions of Chief Executive Officer, Chief Financial Officer, Senior Vice President of Marketing, Senior Vice President and General Manager, Stores, Senior Vice President, Real Estate and Development, Vice President, Advertising, and Vice President, Human Resources with the Chairman of the Board serving in an advisory capacity; however, the Chief Executive Officer bears final responsibility for such management decisions.

    Traditionally, the compensation of the Chief Executive Officer and other executive officers has increased or decreased in relation to the profitability of the Company, as well as its market position and in light of competitive compensation levels. Based upon a review of available information on public companies as discussed above, the Executive Committee believes that the compensation of the Chief Executive Officer of the Company is comparable to the compensation of chief executive officers of other such companies.

    SECTION 162(M): To the extent readily determinable and as one of the factors in its consideration of the various components of executive compensation, the Committee considers the anticipated tax treatment to the Company and to the executives of various payments and benefits. Some types of compensation payments and their deductibility (e.g., the spread on exercise of non-qualified options and exercises under the mutual fund option plan) depend upon the timing of an executive's vesting or exercise of previously granted rights. Further, interpretations of and changes in the tax laws and other factors beyond the Committee's control also affect the deductibility of compensation. For these and other reasons, the Committee will not necessarily and in all circumstances be able to limit executive compensation to that amount deductible under
Section 162(m) of the Internal Revenue Code. The Committee will consider various alternatives for preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

                    EXECUTIVE COMMITTEE, BOARD OF DIRECTORS

Rawson Haverty, Chairman                       L. Phillip Humann
Clarence H. Ridley                             Lynn H. Johnston
John E. Slater, Jr., President and CEO

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

    Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock and Class A Common Stock against the cumulative total return of the NYSE/AMEX/Nasdaq Home Furnishings & Equipment Stores Index and the S&P Smallcap 600 Index for the period of five years commencing December 31, 1994, and ending December 31, 1999.

    The graph below assumes that the value of the investment in the Company's Common Stock or Class A Common Stock and each index was $100 on December 31, 1994, and that all dividends were reinvested.

                   COMPARISON OF FIVE YEAR TOTAL RETURN AMONG
                       HAVERTY FURNITURE COMPANIES, INC.
            NYSE/AMEX/NASDAQ HOME FURNISHINGS & EQUIPMENT STORES AND
                          THE S&P SMALLCAP 600 INDICES

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                              HAVERTY FURNITURE COMPANIES, INC.
      NYSE/AMEX/NASDAQ Home Furnishings & Equipment Stores and S&P Smallcap 600 Indices
                                                         Haverty Furniture Cos., Inc. -  Haverty Furniture Cos., Inc. -
                                                                           Common Stock                  Class A Common
1994                                                                            $100.00                         $100.00
1995                                                                            $121.15                         $133.32
1996                                                                            $101.89                         $117.05
1997                                                                            $124.02                         $130.45
1998                                                                            $196.15                         $197.77
1999                                                                            $239.31                         $264.81



               NYSE/AMEX/NASDAQ Home  S&P Smallcap 600
      Furnishings & Equipment Stores
1994                         $100.00           $100.00
1995                          $85.07           $129.96
1996                          $94.00           $157.67
1997                         $160.88           $198.01
1998                         $188.34           $195.42
1999                         $254.57           $219.66

    The Company is also presenting a ten-year performance graph in this proxy statement as an alternative benchmark to give a longer term perspective.

    Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock and Class A Common Stock against the cumulative total return of the NYSE/AMEX/Nasdaq Home Furnishings & Equipment Stores Index and the S&P 600 Smallcap Index for the period of ten years commencing December 31, 1989, and ending December 31, 1999.

    The graph below assumes that the value of the investment in the Company's Common Stock or Class A Common Stock and each index was $100 on December 31, 1989, and that all dividends were reinvested.

                   COMPARISON OF TEN YEAR TOTAL RETURN AMONG
                       HAVERTY FURNITURE COMPANIES, INC.
            NYSE/AMEX/NASDAQ HOME FURNISHINGS & EQUIPMENT STORES AND
                          THE S&P SMALLCAP 600 INDICES

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

HAVERTY FURNITURE COMPANIES, INC.
NYSE/AMEX/NASDAQ Home Furnishings & Equipment Stores and S&P
Smallcap 600 Indices
                                                                1989   1990    1991    1992    1993    1994    1995    1996    1997
Haverty Furniture Cos., Inc. -- Common Stock                  100.00  74.95  112.70  189.82  287.90  201.31  243.89  205.12  249.67
Haverty Furniture Cos., Inc. -- Class A Common                100.00  84.03  103.75  167.59  275.73  174.83  233.09  204.63  228.06
NYSE/AMEX/NASDAQ Home Furnishings & Equipment Stores          100.00  85.26  107.06  151.12  207.25  178.90  152.20  168.17  287.81
S&P Smallcap 600                                              100.00  76.31  113.31  137.16  162.93  155.15  201.63  246.60  307.21

HAVERTY FURNITURE COMPANIES, INC.
NYSE/AMEX/NASDAQ Home Furnishings & Equipment Stores and S&P
Smallcap 600 Indices
                                                                1998    1999
Haverty Furniture Cos., Inc. -- Common Stock                  394.88  481.76
Haverty Furniture Cos., Inc. -- Class A Common                345.76  462.98
NYSE/AMEX/NASDAQ Home Furnishings & Equipment Stores          336.94  455.42
S&P Smallcap 600                                              303.20  340.81

                              INDEPENDENT AUDITORS

    Ernst & Young LLP were the independent auditors for the Company during the year ended December 31, 1999. No representative of Ernst & Young LLP will be present at the Annual Meeting. Although the Board of Directors has not yet selected independent auditors for the Company for the fiscal year ended December 31, 2000, it is expected that Ernst & Young LLP will be chosen.

          AVAILABILITY OF FORM 10-K AND ANNUAL REPORT TO STOCKHOLDERS

    The Company's Annual Report to Stockholders for the year ended December 31, 1999, which includes certain financial information about the Company, is being mailed together with this Proxy Statement to Stockholders. Additional copies of such Annual Report, along with copies of the Company's Annual Report on Form 10-K for the year ended December 31, 1999, as filed with the Securities and Exchange Commission (exclusive of documents incorporated by reference), are available without charge to stockholders upon written request to Investor Relations, Haverty Furniture Companies, Inc., 780 Johnson Ferry Road, Suite 800, Atlanta, Georgia 30342. These documents and other information may also be accessed from the Company's website - www.havertys.com.

                           PROPOSALS OF STOCKHOLDERS

    Proposals of stockholders intended to be presented at the 2001 Annual Meeting of Stockholders of the Company must be received by the Secretary of the Company, 780 Johnson Ferry Road, Suite 800, Atlanta, Georgia 30342, no later than November 21, 2000, for inclusion in the Company's Proxy Statement for the 2001 Annual Meeting.

    In connection with the Company's Annual Meeting of Shareholders to be held in 2001, if the Company does not receive notice of a matter or proposal to be considered by February 5, 2001, then the persons appointed by the Board of Directors to act as the proxies for such Annual Meeting (named in the form of proxy) will be allowed to use their discretionary voting authority with respect to any such matter or proposal at the Annual Meeting, if such matter or proposal is raised at the Annual Meeting.

                                 OTHER MATTERS

    At the date hereof, there are no other matters management intends to present or has reason to believe others will present to the meeting. If other matters come before this meeting, those who shall act as proxies will vote in accordance with their judgment.

                                          By Order of the Board of Directors

                                          /s/ Jenny Hill Parker

                                          Jenny Hill Parker
                                          Vice President,
                                          Secretary and Treasurer

March 21, 2000
Atlanta, Georgia

PROXY - SOLICITED BY BOARD OF DIRECTORS HAVERTY FURNITURE COMPANIES, INC. 2000 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder(s) in HAVERTY FURNITURE COMPANIES, INC., hereby appoints and constitutes JENNY H. PARKER and DENNIS L. FINK, or either of them, to act as lawful attorney and proxy of the undersigned, with the power of substitution for and in the name, place and stead of the undersigned, to vote at the annual meeting of stockholders of the Company to be held on April 28, 2000 at the Harbor Court Hotel, 550 Light Street, Baltimore, Maryland 21202, at 10:00 A.M., or any adjournment thereof, for the following purposes and upon any other matters that may come before the meeting or any adjournment thereof, with all the powers the undersigned would possess if personally present, hereby revoking all previous proxies:

PROPOSAL 1     1.    To elect nine directors of the Company for terms of one year, and until their successors are elected and qualified:
TO BE VOTED          / / FOR all nominees listed (except as marked to the contrary) / / WITHHOLD AUTHORITY to
ON ONLY BY           vote for all nominees listed
HOLDERS OF           Rawson Haverty          John E. Slater,     Rawson Haverty, Jr.   Frank S. McGaughey, III
                                             Jr.
CLASS A              Lynn H. Johnston        Clarence H.         Clarence H. Smith     Fred J. Bates
                                             Ridley
COMMON STOCK

PROPOSAL 1
TO BE VOTED
ON ONLY BY
HOLDERS OF    M. Tony Wilkerson
CLASS A
COMMON STOCK

               (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT
               NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

               --------------------------------------------------------------------------------------
PROPOSAL 2     2.    To elect four directors of the Company for terms of one year, and until their successors are elected and qualified:
TO BE VOTED          / / FOR all nominees listed (except as marked to the contrary) / / WITHHOLD
                     AUTHORITY To vote for all nominees listed
ON ONLY BY
HOLDERS OF           Robert R. Woodson       L. Phillip Humann  John T. Glover  Mylle B. Mangum
COMMON STOCK
               (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT
               NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

               --------------------------------------------------------------------------------------
               3.    In their discretion, the Proxies are authorized to vote upon such other business as may properly be brought before the meeting or any adjournment thereof.

                          (Continued on reverse side)

                          (Continued from other side)

PROXY - SOLICITED BY BOARD OF DIRECTORS      2000 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE ABOVE PROPOSALS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2.

                                              Please date and sign exactly as
                                              name(s) appears on reverse side.
                                              When signing as an attorney,
                                              administrator, trustee or
                                              guardian, please give full title
                                              as such. If a corporation, please
                                              sign in full corporate name by
                                              President or other authorized
                                              officer. If a partnership, please
                                              sign in partnership name by
                                              authorized person. For joint
                                              accounts, each joint owner should
                                              sign.

                                              __________________________________
                                              Signature

                                              __________________________________
                                              Signature

                                              Date _____________________________